FOR IMMEDIATE RELEASE
Corebridge Financial Announces Fourth Quarter and Full Year 2024 Results

Fourth quarter
•Net income of $2.2 billion, or $3.80 per share
•Adjusted after-tax operating income1 of $701 million and operating EPS1 of $1.23 per share
•Premiums and deposits1 of $9.9 billion
•Aggregate core sources of income2,3 increased 4% over the prior year quarter
•Holding company liquidity of $2.2 billion
•Returned $527 million to shareholders, including $398 million of share repurchases

Full year
•Net income of $2.2 billion, or $3.72 per share
•Adjusted after-tax operating income of $2.9 billion and operating EPS of $4.83 per share
•Premiums and deposits of $41.7 billion
•Aggregate core sources of income3 increased 4% over the prior year
•Returned $2.3 billion to shareholders, an 81% payout ratio, including $1.8 billion of share repurchases
•
HOUSTON – February 12, 2025 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the fourth quarter and full year ended December 31, 2024.

Kevin Hogan, President and Chief Executive Officer, said, "I am pleased to report strong performance for Corebridge, as we generated full year top-line and earnings growth with premiums and deposits of $41.7 billion and operating earnings per share of $4.83, an 18% increase year over year. Additionally, our U.S. insurance subsidiaries increased full year dividends by 10%, distributing $2.2 billion to the holding company. Organic growth, balance sheet optimization, expense efficiencies and active capital management were fundamental to this success, and we will continue to build on these strategic pillars to drive further growth and shareholder value.

"This week, the Board of Directors increased our existing share repurchase authorization by $2 billion and increased our quarterly dividend to $0.24 per share, reflecting their confidence in our value proposition and financial strength. Looking forward, we see ongoing opportunities to extend our positive momentum, powered by our strategic differentiators and supported by favorable market dynamics. Our diversified business model, strong balance sheet and disciplined execution will continue to be key drivers, and the fundamentals of Corebridge remain compelling."
1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below
2 This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key Operating Metrics and Key Terms" below
3 Excludes notable items and international life businesses

FOR IMMEDIATE RELEASE
Consolidated results
($ in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss) attributable to common shareholders	$2,171	$(1,309)	$2,230	$1,104
Income (loss) per common share attributable to common shareholders	$3.80	$(2.07)	$3.72	$1.71
Weighted average shares outstanding - diluted	571	633	599	645
Adjusted after-tax operating income	$701	$661	$2,891	$2,647
Operating EPS	$1.23	$1.04	$4.83	$4.10
Weighted average shares outstanding - operating	571	635	599	645
Total common shares outstanding	561	622	561	622
Pre-tax income (loss)	$2,925	$(1,763)	$2,803	$940
Adjusted pre-tax operating income[1]	$878	$820	$3,605	$3,193
Aggregate core sources of income	$1,807	$1,836	$7,318	$7,138
Base spread income[2]	$893	$987	$3,791	$3,719
Fee income[2]	$534	$485	$2,098	$1,913
Underwriting margin excluding variable investment income[2]	$380	$364	$1,429	$1,506
Premiums and deposits	$9,860	$10,472	$41,742	$39,887
Net investment income	$3,020	$3,012	$12,228	$11,078
Net investment income (APTOI basis)[1]	$2,879	$2,568	$11,058	$9,839
Base portfolio income - insurance operating businesses	$2,749	$2,564	$10,769	$9,607
Variable investment income - insurance operating businesses	$105	$4	$278	$165
Corporate and other[4]	$25	$—	$11	$67

Return on average equity	69.3%	(52.0%)	18.8%	10.7%
Adjusted return on average equity[1]	12.8%	11.2%	12.8%	11.3%

Fourth quarter
Net income was $2.2 billion compared to a loss of $1.3 billion in the prior year quarter. The variance largely was a result of favorable changes in net realized gains (losses), including the Fortitude Re funds
4 Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
withheld embedded derivative, and fair value of market risk benefits. Additionally, the Company recognized a gain on the sale of Laya Healthcare in the prior year.

Adjusted pre-tax operating income ("APTOI") was $878 million, a 7% increase over the prior year quarter. Excluding variable investment income ("VII"), notable items and the international businesses, APTOI increased 3% over the same period largely due to growth in aggregate core sources of income.

Aggregate core sources of income was $1.8 billion, a 2% decrease from the prior year quarter largely due to the sale of our international businesses and favorable notable items in 2023. Excluding notable items and the international businesses, core sources of income increased 4% over the same period as a result of higher fee income and underwriting margin.

Premiums and deposits were $9.9 billion, a 6% decrease from an exceptional prior year quarter. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions) and the sale of the international businesses, premiums and deposits decreased 8% from the same period primarily driven by lower fixed annuity deposits partially offset by higher fixed index annuity deposits in line with broader market trends.

Full year
Net income was $2.2 billion compared to $1.1 billion in the prior year. The variance largely was a result of favorable changes in net realized gains (losses) including the Fortitude Re funds withheld embedded derivative. The Company completed its annual actuarial assumption review during the third quarter which decreased pre-tax income by $79 million in the current year compared to a $22 million increase in the prior year.

APTOI was $3.6 billion, a 13% increase over the prior year. Excluding VII, notable items and the international businesses, APTOI increased 7% over the prior year largely due to growth in aggregate core sources of income coupled with lower expenses. The annual actuarial assumption review decreased APTOI by $3 million in the current year compared to a $22 million increase in the prior year.

Aggregate core sources of income was $7.3 billion, a 3% increase over the prior year. Excluding notable items and the international businesses, core sources of income increased 4% over the same period as a result of higher base spread income, fee income and underwriting margin.

Premiums and deposits were $41.7 billion, a 5% increase over the prior year. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions) and the sale of the international businesses, premiums and deposits increased 14% over the same period primarily driven by higher fixed annuity deposits.

Capital and liquidity highlights
•Life Fleet RBC ratio of 420-430%, remained above target
•Holding company liquidity of $2.2 billion as of December 31, 2024, reflecting proceeds from the September and November debt issuances to pre-fund upcoming maturities in 2025
•Financial leverage ratio2 of 31.1% reflects the impact of pre-funding debt maturing in 2025. Excluding this pre-funding, the financial leverage ratio was 28.7%

FOR IMMEDIATE RELEASE
•Returned $527 million to shareholders in the fourth quarter through $398 million of share repurchases and $129 million of dividends
•Returned $2.3 billion to shareholders in 2024 through $1.8 billion of share repurchases and $544 million of dividends
•Board of Directors increased the existing share repurchase authorization by $2 billion
•Increased quarterly dividend to $0.24 per share of common stock payable on March 31, 2025, to shareholders of record at the close of business on March 17, 2025

Business results
($ in millions)

Individual Retirement

	Three Months Ended December 31,
	2024	2023
Premiums and deposits	$5,000	$5,282
Core sources of income	$980	$992
Spread income	$703	$715
Base spread income	$665	$704
Variable investment income	$38	$11
Fee income	$315	$288
Adjusted pre-tax operating income	$578	$628

•Premiums and deposits decreased $282 million, or 5%, from the prior year quarter primarily driven by lower fixed annuity deposits, partially offset by higher fixed index annuity deposits
•Core sources of income decreased 1% from the prior year quarter largely due to significant notable items in the prior year period. Excluding notable items, core sources of income increased 2% over the prior year quarter largely as a result of favorable market performance driving higher account values
•APTOI decreased $50 million, or 8%, from the prior year quarter. Excluding VII and notable items, APTOI decreased 7% from the prior year quarter mainly due to the impact of changes in short-term interest rates and related hedging activity on floating rate asset exposure

FOR IMMEDIATE RELEASE
Group Retirement

	Three Months Ended December 31,
	2024	2023
Premiums and deposits	$1,616	$2,083
Core sources of income	$346	$370
Spread income	$160	$193
Base spread income	$143	$189
Variable investment income	$17	$4
Fee income	$203	$181
Adjusted pre-tax operating income	$161	$179

•Premiums and deposits decreased $467 million, or 22%, from the prior year quarter driven by lower out-of-plan annuity deposits, in line with broader market trends
•Core sources of income decreased 6% from the prior year quarter and, excluding notable items, it decreased 5% from the same period largely as a result of net outflows from older age cohorts, partially offset by higher account values and growing advisory and brokerage assets under administration
•APTOI decreased $18 million, or 10%, from the prior year quarter. Excluding VII and notable items, APTOI decreased 10% from the prior year quarter primarily due to lower base spread income partially offset by higher fee income

Life Insurance

	Three Months Ended December 31,
	2024	2023
Premiums and deposits	$879	$1,103
Underwriting margin	$370	$341
Underwriting margin excluding variable investment income	$362	$343
Variable investment income	$8	$(2)
Adjusted pre-tax operating income	$156	$79

•Premiums and deposits decreased $224 million, or 20%, from the prior year quarter. Excluding the sale of the international life business, premiums and deposits increased 1% over the same period primarily driven by higher traditional life premiums
•Underwriting margin excluding VII increased 6% over the prior year quarter, and excluding notable items and the sale of the international businesses, it increased 25% over the same period

FOR IMMEDIATE RELEASE
largely driven by more favorable mortality experience
•APTOI increased $77 million, or 97%, over the prior year quarter. Excluding VII, notable items and the sale of the international businesses, APTOI increased 101% over the prior year quarter primarily as a result of higher underwriting margin

Institutional Markets

	Three Months Ended December 31,
	2024	2023
Premiums and deposits	$2,365	$2,004
Core sources of income	$119	$131
Spread income	$127	$86
Base spread income	$85	$94
Variable investment income	$42	$(8)
Fee income	$16	$16
Underwriting margin	$18	$20
Underwriting margin excluding variable investment income	$18	$21
Variable investment income	$—	$(1)
Adjusted pre-tax operating income	$133	$93

•Premiums and deposits increased $361 million, or 18%, over the prior year quarter largely driven by higher deposits from guaranteed investment contracts, partially offset by lower premiums from pension risk transfer transactions
•Core sources of income decreased 9% from the prior year quarter and, excluding notable items, it decreased 6% from the same period largely as a result of slightly lower base spread income and underwriting margin
•APTOI increased $40 million, or 43%, over the prior year quarter primarily due to higher variable investment income. Excluding VII and notable items, APTOI decreased 5% from the prior year quarter primarily as a result of slightly lower base spread income and underwriting margin

FOR IMMEDIATE RELEASE
Corporate and Other

	Three Months Ended December 31,
	2024	2023
Corporate expenses	$(29)	$(36)
Interest on financial debt	$(119)	$(107)
Asset management	$5	$—
Consolidated investment entities	$5	$(2)
Other	$(12)	$(14)
Adjusted pre-tax operating (loss)	$(150)	$(159)

•APTOI increased $9 million over the prior year quarter primarily due to lower corporate expenses. Results also include higher interest expense on financial debt due, in part, to the pre-funding of debt maturing in 2025

Conference call

Corebridge will host a conference call on Thursday, February 13, 2025, at 10:00 a.m. EST to review these results. The call is open to the public and can be accessed via a live listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

# # #
About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $400 billion in assets under management and administration as of December 31, 2024, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn, YouTube and Instagram. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts

Investor Relations	Media Relations
Işıl Müderrisoğlu	Matt Ward
investorrelations@corebridgefinancial.com	media.contact@corebridgefinancial.com

# # #

FOR IMMEDIATE RELEASE
In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

Cautionary statement regarding forward-looking information

Certain statements in this press release and other publicly available documents may include statements of historical or present fact, which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “is optimistic,” “targets," “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Also, forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge. There can be no assurance that future developments affecting Corebridge will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, and geopolitical tensions, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Reinsurance Company Ltd. and its performance of its obligations under these agreements;
•our limited ability to access funds from our subsidiaries;
•our ability to incur indebtedness, our potential inability to refinance all or a portion of our indebtedness or our ability to obtain additional financing on favorable terms or at all;
•our ability to maintain sufficient eligible collateral to support business and funding strategies requiring collateralization;
•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength ratings or credit ratings;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•the impact of risks associated with our arrangement with Blackstone ISG-I Advisors LLC (“Blackstone IM”), BlackRock Financial Management, Inc. or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone IM;

FOR IMMEDIATE RELEASE
•our inability to maintain the availability of critical technology systems and the confidentiality of our data, including challenges associated with a variety of privacy and information security laws;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•the intense competition we face in each of our business lines and the technological changes, including the use of artificial intelligence, that may present new and intensified challenges to our business;
•catastrophes, including those associated with climate change and pandemics;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to protect our intellectual property;
•our ability to operate efficiently and compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•the ineffectiveness of our productivity improvement initiatives in yielding our expected expense reductions and improvements in operational and organizational efficiency;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•the significant influence that AIG and Nippon have over us and conflicts of interests arising due to such relationships;
•the indemnification obligations we have to AIG;
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following our initial public offering and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes caused by our separation from AIG;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire AIG Consolidated Tax Group for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•the risk that anti-takeover provisions could discourage, delay, or prevent our change in control, even if the change in control would be beneficial to our shareholders;
•challenges related to compliance with applicable laws incident to being a public company, which is expensive and time-consuming; and
•other factors discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as our Quarterly Reports on Form 10-Q.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission ("SEC").

Non-GAAP financial measures

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations,

FOR IMMEDIATE RELEASE
financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income (loss) before income tax expense (benefit). These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RE RELATED ADJUSTMENTS:

The modified coinsurance (“modco”) reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, or those recognized as embedded derivatives at fair value, are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

MARKET RISK BENEFIT ADJUSTMENTS (“MRBs”):

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and/or guaranteed minimum death benefits (“GMDBs”) which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs, along with changes in the fair value of derivatives used to hedge MRBs are recorded through “Change in the fair value of MRBs, net” and are excluded from APTOI. Changes in the fair value of securities used to economically hedge MRBs are excluded from APTOI.

FOR IMMEDIATE RELEASE
OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•reclassifications of disproportionate tax effects from AOCI, changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes).

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Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income. We believe that presenting net investment income on an APTOI basis is useful for gaining an understanding of the main drivers of investment income.

Operating Earnings per Common Share ("Operating EPS") is derived by dividing AATOI by weighted average diluted shares.

Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

Key operating metrics and key terms

Assets Under Management and Administration

•Assets Under Management ("AUM") include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•Assets Under Administration ("AUA") include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap ("SVW") contracts.
•Assets Under Management and Administration ("AUMA") is the cumulative amount of AUM and AUA.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.
Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Core sources of income means the sum of base spread income, fee income and underwriting margin, excluding variable investment income, in our Individual Retirement, Group Retirement, Life Insurance and Institutional Markets segments.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products generate fee income.
•Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets

FOR IMMEDIATE RELEASE
products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of financial debt plus Adjusted Book Value plus non-redeemable noncontrolling interests.

Life Fleet RBC Ratio

•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet RBC ratios are quoted using the Company Action Level.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

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Reconciliations

The following tables present a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended December 31,	2024				2023
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income (loss)/net income (loss), including noncontrolling interests	$2,925	$703	$—	$2,222	$(1,763)	$(432)	$—	$(1,331)
Noncontrolling interests	—	—	(51)	(51)	—	—	22	22
Pre-tax income (loss)/net income (loss) attributable to Corebridge	2,925	703	(51)	2,171	(1,763)	(432)	22	(1,309)
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(198)	(43)	—	(155)	(471)	(91)	—	(380)
Net realized (gains) losses on Fortitude Re funds withheld assets	148	32	—	116	(114)	(27)	—	(87)
Net realized (gains) losses on Fortitude Re funds withheld embedded derivative	(933)	(201)	—	(732)	1,911	408	—	1,503
Subtotal Fortitude Re related items	(983)	(212)	—	(771)	1,326	290	—	1,036
Other reconciling Items
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	(7)	—	7	—	15	—	(15)
Deferred income tax valuation allowance (releases) charges	—	(84)	—	84	—	(17)	—	17
Changes in fair value of market risk benefits, net	(486)	(102)	—	(384)	478	101	—	377
Changes in fair value of securities used to hedge guaranteed living benefits	2	—	—	2	5	1	—	4
Changes in benefit reserves related to net realized gains (losses)	—	1	—	(1)	—	—	—	—
Net realized (gains) losses(1)	(604)	(130)	7	(467)	1,253	268	—	985
Separation costs	—	—	—	—	59	12	—	47
Restructuring and other costs	68	14	—	54	60	12	—	48
Non-recurring costs related to regulatory or accounting changes	1	1	—	—	1	—	—	1
Net (gain) loss on divestiture	—	(7)	—	7	(621)	(91)	—	(530)
Pension expense - non operating	—	—	—	—	—	—	—	—
Noncontrolling interests	(44)	—	44	—	22	—	(22)	—
Subtotal Non-Fortitude Re reconciling items	(1,064)	(314)	51	(699)	1,257	301	(22)	934
Total adjustments	(2,047)	(526)	51	(1,470)	2,583	591	(22)	1,970
Adjusted pre-tax operating income/Adjusted after-tax operating income attributable to Corebridge	$878	$177	$—	$701	$820	$159	$—	$661
(1)        Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE

Twelve Months Ended December 31,	2024				2023
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income (loss)/net income (loss), including noncontrolling interests	$2,803	$600	$—	$2,203	$940	$(96)	$—	$1,036
Noncontrolling interests	—	—	27	27	—	—	68	68
Pre-tax income (loss)/net income (loss) attributable to Corebridge	2,803	600	27	2,230	940	(96)	68	1,104
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(1,370)	(293)	—	(1,077)	(1,368)	(291)	—	(1,077)
Net realized (gains) losses on Fortitude Re funds withheld assets	248	53	—	195	224	48	—	176
Net realized (gains) losses on Fortitude Re funds withheld embedded derivative	518	111	—	407	1,734	369	—	1,365
Subtotal Fortitude Re related items	(604)	(129)	—	(475)	590	126	—	464
Other reconciling Items
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	49	—	(49)	—	89	—	(89)
Deferred income tax valuation allowance (releases) charges	—	(97)	—	97	—	(11)	—	11
Changes in fair value of market risk benefits, net	(227)	(48)	—	(179)	(6)	(1)	—	(5)
Changes in fair value of securities used to hedge guaranteed living benefits	10	2	—	8	16	3	—	13
Changes in benefit reserves related to net realized gains (losses)	(8)	(1)	—	(7)	(6)	(1)	—	(5)
Net realized (gains) losses(1)	1,459	312	7	1,154	1,792	381	—	1,411
Separation costs	94	20	—	74	245	51	—	194
Restructuring and other costs	287	60	—	227	197	41	—	156
Non-recurring costs related to regulatory or accounting changes	3	1	—	2	18	4	—	14
Net (gain) loss on divestiture	(245)	(55)	—	(190)	(676)	(43)	—	(633)
Pension expense - non operating	—	—	—	—	15	3	—	12
Noncontrolling interests	34	—	(34)	—	68	—	(68)	—
Subtotal Non-Fortitude Re reconciling items	1,406	243	(27)	1,136	1,663	516	(68)	1,079
Total adjustments	802	114	(27)	661	2,253	642	(68)	1,543
Adjusted pre-tax operating income/Adjusted after-tax operating income attributable to Corebridge	$3,605	$714	$—	$2,891	$3,193	$546	$—	$2,647
(1)        Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended December 31, 2024
Premiums	$30	$2	$366	$723	$19	$—	$1,140
Policy fees	201	114	371	52	—	—	738
Net investment income	1,474	460	337	583	30	(5)	2,879
Net realized gains (losses)(1)	—	—	—	—	49	—	49
Advisory fee and other income	114	89	—	—	7	—	210
Total adjusted revenues	1,819	665	1,074	1,358	105	(5)	5,016
Policyholder benefits	36	3	619	969	—	—	1,627
Interest credited to policyholder account balances	783	303	85	228	—	—	1,399
Amortization of deferred policy acquisition costs	164	22	84	3	—	—	273
Non-deferrable insurance commissions	105	31	16	5	1	—	158
Advisory fee expenses	39	35	—	—	—	—	74
General operating expenses	114	110	114	20	70	(3)	425
Interest expense	—	—	—	—	142	(4)	138
Total benefits and expenses	1,241	504	918	1,225	213	(7)	4,094
Noncontrolling interests	—	—	—	—	(44)	—	(44)
Adjusted pre-tax operating income (loss)	$578	$161	$156	$133	$(152)	$2	$878

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended December 31, 2023
Premiums	$40	$4	$459	$1,921	$19	$—	$2,443
Policy fees	180	102	371	50	—	—	703
Net investment income	1,316	488	325	439	7	(7)	2,568
Net realized gains (losses)(1)	—	—	—	—	(2)	—	(2)
Advisory fee and other income	108	79	9	1	14	—	211
Total adjusted revenues	1,644	673	1,164	2,411	38	(7)	5,923
Policyholder benefits	39	4	736	2,110	—	—	2,889
Interest credited to policyholder account balances	615	299	87	179	—	—	1,180
Amortization of deferred policy acquisition costs	147	20	90	3	—	—	260
Non-deferrable insurance commissions	85	34	28	5	1	—	153
Advisory fee expenses	36	31	—	—	—	—	67
General operating expenses	94	106	144	21	78	—	443
Interest expense	—	—	—	—	136	(3)	133
Total benefits and expenses	1,016	494	1,085	2,318	215	(3)	5,125
Noncontrolling interests	—	—	—	—	22	—	22
Adjusted pre-tax operating income (loss)	$628	$179	$79	$93	$(155)	$(4)	$820
(1)        Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Twelve Months Ended December 31, 2024
Premiums	$137	$12	$1,483	$2,894	$74	$—	$4,600
Policy fees	797	442	1,465	197	—	—	2,901
Net investment income	5,679	1,920	1,321	2,127	33	(22)	11,058
Net realized gains (losses)(1)	—	—	—	—	85	—	85
Advisory fee and other income	454	343	82	8	47	—	934
Total adjusted revenues	7,067	2,717	4,351	5,226	239	(22)	19,578
Policyholder benefits	126	13	2,681	3,821	—	—	6,641
Interest credited to policyholder account balances	2,861	1,206	336	799	—	—	5,202
Amortization of deferred policy acquisition costs	618	85	344	13	—	—	1,060
Non-deferrable insurance commissions	388	120	58	20	2	—	588
Advisory fee expenses	150	134	2	—	—	—	286
General operating expenses	446	415	469	78	302	(4)	1,706
Interest expense	—	—	—	—	543	(19)	524
Total benefits and expenses	4,589	1,973	3,890	4,731	847	(23)	16,007
Noncontrolling interests	—	—	—	—	34	—	34
Adjusted pre-tax operating income (loss)	$2,478	$744	$461	$495	$(574)	$1	$3,605

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Twelve Months Ended December 31, 2023
Premiums	$213	$20	$1,776	$5,607	$78	$—	$7,694
Policy fees	708	406	1,488	195	—	—	2,797
Net investment income	4,908	1,996	1,282	1,586	92	(25)	9,839
Net realized gains (losses)(1)	—	—	—	—	(2)	—	(2)
Advisory fee and other income	426	309	93	2	54	—	884
Total adjusted revenues	6,255	2,731	4,639	7,390	222	(25)	21,212
Policyholder benefits	204	31	2,838	6,298	(3)	—	9,368
Interest credited to policyholder account balances	2,269	1,182	340	600	—	—	4,391
Amortization of deferred policy acquisition costs	572	82	379	9	—	—	1,042
Non-deferrable insurance commissions	355	124	88	19	2	—	588
Advisory fee expenses	141	118	2	—	—	—	261
General operating expenses	402	440	619	85	339	—	1,885
Interest expense	—	—	—	—	569	(17)	552
Total benefits and expenses	3,943	1,977	4,266	7,011	907	(17)	18,087
Noncontrolling interests	—	—	—	—	68	—	68
Adjusted pre-tax operating income (loss)	$2,312	$754	$373	$379	$(617)	$(8)	$3,193
(1)        Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2024	2023		2024		2023
Individual Retirement
Spread income	$703	$715		$2,868		$2,694
Fee income	315	288		1,251		1,134
Total Individual Retirement	1,018	1,003	—	4,119	—	3,828
Group Retirement
Spread income	160	193		727		828
Fee income	203	181		785		715
Total Group Retirement	363	374	—	1,512	—	1,543
Life Insurance
Underwriting margin	370	341		1,368		1,442
Total Life Insurance	370	341		1,368		1,442
Institutional Markets
Spread income	127	86		454		355
Fee income	16	16		62		64
Underwriting margin	18	20		81		71
Total Institutional Markets	161	122		597		490
Total
Spread income	990	994		4,049		3,877
Fee income	534	485		2,098		1,913
Underwriting margin	388	361		1,449		1,513
Total	$1,912	$1,840		$7,596		$7,303

The following table presents Life Insurance underwriting margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2024	2023	2024	2023
Premiums	$366	$459	$1,483	$1,776
Policy fees	371	371	1,465	1,488
Net investment income	337	325	1,321	1,282
Other income	—	9	82	93
Policyholder benefits	(619)	(736)	(2,681)	(2,838)
Interest credited to policyholder account balances	(85)	(87)	(336)	(340)
Less: Impact of annual actuarial assumption update	—	—	34	(19)
Underwriting margin	$370	$341	$1,368	$1,442

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2024	2023	2024	2023
Premiums	$732	$1,929	$2,929	$5,642
Net investment income	547	404	1,978	1,446
Policyholder benefits	(952)	(2,096)	(3,754)	(6,243)
Interest credited to policyholder account balances	(200)	(151)	(689)	(490)
Less: Impact of annual actuarial assumption update	—	—	(10)	—
Spread income(1)	$127	$86	$454	$355
SVW fees	16	16	62	64
Fee income	$16	$16	$62	$64
Premiums	(9)	(8)	(35)	(35)
Policy fees (excluding SVW)	36	34	135	131
Net investment income	36	35	149	140
Other income	—	1	8	2
Policyholder benefits	(17)	(14)	(67)	(55)
Interest credited to policyholder account balances	(28)	(28)	(110)	(110)
Less: Impact of annual actuarial assumption update	—	—	1	(2)
Underwriting margin(2)	$18	$20	$81	$71
(1)        Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(2)    Represents underwriting margin from Corporate Markets products, including corporate-and bank-owned life insurance, private placement variable universal life insurance and private placement variable annuity products

FOR IMMEDIATE RELEASE
The following table presents Operating EPS:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per common share data)	2024	2023	2024	2023
GAAP Basis
Numerator for EPS
Net income (loss)	$2,222	$(1,331)	$2,203	$1,036
Less: Net income (loss) attributable to noncontrolling interests	51	(22)	(27)	(68)
Net income (loss) attributable to Corebridge common shareholders	$2,171	$(1,309)	$2,230	$1,104

Denominator for EPS
Weighted average common shares outstanding - basic(1)	569.8	633.0	598.0	643.3
Dilutive common shares(2)	1.6	—	1.2	1.9
Weighted average common shares outstanding - diluted	571.4	633.0	599.2	645.2

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$3.81	$(2.07)	$3.73	$1.72
Common stock - diluted	$3.80	$(2.07)	$3.72	$1.71

Operating Basis
Adjusted after-tax operating income attributable to Corebridge common shareholders	$701	$661	$2,891	$2,647
Weighted average common shares outstanding - diluted	571.4	635.3	599.2	645.2
Operating earnings per common share	$1.23	$1.04	$4.83	$4.10

Common Shares Outstanding
Common shares outstanding, beginning of period	574.4	633.5	621.7	645.0
Share repurchases	(12.9)	(11.8)	(63.5)	(26.5)
Newly issued shares	—	—	3.3	3.1
Common shares outstanding, end of period	561.5	621.7	561.5	621.6
(1)        Includes vested shares under our share-based employee compensation plans
(2)    Potential dilutive common shares include our share-based employee compensation plans

The following table presents the reconciliation of Adjusted Book Value:

At Period End	December 31, 2024	September 30, 2024	December 31, 2023
(in millions, except per share data)
Total Corebridge shareholders' equity (a)	$11,462	$13,608	$11,766
Less: Accumulated other comprehensive income (AOCI)	(13,681)	(9,884)	(13,458)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,798)	(2,058)	(2,332)
Total adjusted book value (b)	$22,345	$21,434	$22,892
Total common shares outstanding (c)(1)	561.5	574.4	621.7
Book value per common share (a/c)	$20.41	$23.69	$18.93
Adjusted book value per common share (b/c)	$39.80	$37.32	$36.82
(1)        Total common shares outstanding are presented net of treasury stock

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, unless otherwise noted)	2024	2023	2024	2023
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$8,684	$(5,236)	$2,230	$1,104
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	2,804	2,644	2,891	2,647
Average Corebridge Shareholders’ equity (c)	12,535	10,066	11,882	10,326
Less: Average AOCI	(11,783)	(16,376)	(13,134)	(15,773)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,428)	(2,886)	(2,481)	(2,702)
Average Adjusted Book Value (d)	$21,890	$23,556	$22,535	$23,397

Return on Average Equity (a/c)	69.3%	(52.0)%	18.8%	10.7%
Adjusted ROAE (b/d)	12.8%	11.2%	12.8%	11.3%

The following table presents a reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2024	2023	2024	2023
Net investment income (net income basis)	$3,020	$3,012	$12,228	$11,078
Net investment (income) on Fortitude Re funds withheld assets	(198)	(471)	(1,370)	(1,368)
Change in fair value of securities used to hedge guaranteed living benefits	(14)	(14)	(58)	(55)
Other adjustments	(7)	(6)	(30)	(28)
Derivative income recorded in net realized gains (losses)	78	47	288	212
Total adjustments	(141)	(444)	(1,170)	(1,239)
Net investment income (APTOI basis)	$2,879	$2,568	$11,058	$9,839

FOR IMMEDIATE RELEASE
The following table presents the notable items and alternative investment returns versus long-term return expectations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2024	2023	2024	2023
Individual Retirement:
Alternative investments returns versus long-term return expectations	$(11)	$(50)	$(81)	$(173)
Investments	—	35	45	17
Annual actuarial assumption review	—	—	18	1
Reinsurance	—	—	—	—
General operating expenses	(2)	—	(2)	—
Total adjustments	$(13)	$(15)	$(20)	$(155)
Group Retirement:
Alternative investments returns versus long-term return expectations	$(5)	$(22)	$(36)	$(78)
Investments	—	5	8	3
Annual actuarial assumption review	—	—	(1)	—
Reinsurance	—	—	—	—
General operating expenses	(9)	—	(9)	—
Total adjustments	$(14)	$(17)	$(38)	$(75)
Life Insurance:
Alternative investments returns versus long-term return expectations	$(3)	$(13)	$(20)	$(47)
Investments	—	5	8	1
Annual actuarial assumption review	—	—	(29)	19
Reinsurance	—	—	32	—
General operating expenses	(5)	—	(5)	—
Total adjustments	$(8)	$(8)	$(14)	$(27)
Institutional Markets:
Alternative investments returns versus long-term return expectations	$(6)	$(50)	$(100)	$(77)
Investments	—	5	17	2
Annual actuarial assumption review	—	—	9	2
Reinsurance	—	—	5	—
General operating expenses	(1)	—	(1)	—
Total adjustments	$(7)	$(45)	$(70)	$(73)
Total Corebridge:
Alternative investments returns versus long-term return expectations	$(25)	$(136)	$(237)	$(375)
Investments	—	50	78	23
Annual actuarial assumption review	—	—	(3)	22
Reinsurance	—	—	37	—
General operating expenses	(17)	—	(17)	—
Corporate & other	—	—	32	—
Total adjustments	$(42)	$(86)	$(110)	$(330)
Discrete tax items - income tax expense (benefit)	$—	$—	$(10)	$40

FOR IMMEDIATE RELEASE
The following table presents the premiums and deposits:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2024	2023	2024	2023
Individual Retirement
Premiums	$30	$40	$137	$213
Deposits	4,970	5,245	22,046	17,971
Other(1)	—	(3)	(9)	(13)
Premiums and deposits	$5,000	$5,282	$22,174	$18,171
Group Retirement
Premiums	$2	$4	$12	$20
Deposits	1,614	2,079	7,619	8,063
Premiums and deposits(2)(3)	$1,616	$2,083	$7,631	$8,083
Life Insurance
Premiums	$366	$459	$1,483	$1,776
Deposits	411	408	1,579	1,583
Other(1)	102	236	613	941
Premiums and deposits	$879	$1,103	$3,675	$4,300
Institutional Markets
Premiums	$723	$1,921	$2,894	$5,607
Deposits	1,635	75	5,332	3,695
Other(1)	7	8	36	31
Premiums and deposits	$2,365	$2,004	$8,262	$9,333
Total
Premiums	$1,121	$2,424	$4,526	$7,616
Deposits	8,630	7,807	36,576	31,312
Other(1)	109	241	640	959
Premiums and deposits	$9,860	$10,472	$41,742	$39,887
(1)        Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(2)    Includes premiums and deposits related to in-plan mutual funds of $714 million and $741 million for the three months ended December 31, 2024 and December 31, 2023, respectively, as well as $3,065 million and $3,245 million for the twelve months ended December 31, 2024 and December 31, 2023, respectively
(3)    Excludes client deposits into advisory and brokerage accounts of $788 million and $603 million for the three months ended December 31, 2024 and December 31, 2023, respectively, as well as $3,062 million and $2,381 million for the twelve months ended December 31, 2024 and December 31, 2023, respectively